Exhibit (h)(3)(ix)

THIRD AMENDMENT TO

SHAREHOLDER SERVICES AGREEMENT

This third amendment (the “Amendment”) to the Shareholder Services Agreement is made as of the 22nd day of February, 2013 by and between AQR Funds, on behalf of each series listed on Schedule A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto have entered into a Shareholder Services Agreement dated as of March 10, 2009, as amended and in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Schedule A of the Agreement in order to add the AQR Core Equity Fund, AQR Small Cap Core Equity Fund and AQR International Core Equity Fund.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF SCHEDULE A. Schedule A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

AQR FUNDS		AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Nicole DonVito	By:	/s/ Bradley Asness
Name:	Nicole DonVito	Name:	Bradley Asness
Title:	Vice President	Title:	Chief Legal Officer

APPENDIX A

TO

SHAREHOLDER SERVICES AGREEMENT

Fund	Class	Maximum Fees for Service Activities
AQR Momentum Fund	Class L	0.15%
	Class N	0.15%
AQR Small Cap Momentum Fund	Class L	0.15%
	Class N	0.15%
AQR International Momentum Fund	Class L	0.15%
	Class N	0.15%
AQR Tax-Managed Momentum Fund	Class L	0.15%
	Class N	0.15%
AQR Tax-Managed Small Cap Momentum Fund	Class L	0.15%
	Class N	0.15%
AQR Tax-Managed International Momentum Fund	Class L	0.15%
	Class N	0.15%
AQR Core Equity Fund	Class L	0.15%
	Class N	0.15%
AQR Small Cap Core Equity Fund	Class L	0.15%
	Class N	0.15%
AQR International Core Equity Fund	Class L	0.15%
	Class N	0.15%

Effective: February 22, 2013